UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 29, 2018 (August 28, 2018)

SMTC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7050 Woodbine Avenue, Suite 300 Markham, Ontario, CANADA L3R 4G8
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

        On August 28, 2018, SMTC Corporation (the “Company”) issued a press release announcing the completion of its offering of subscription rights to the Company’s stockholder (“Rights Offering”), as previously-disclosed in a Form 8-K filed by the Company with the Securities and Exchange Commission on July 23, 2018 (the “Initial Rights Offering 8-K”). The Rights Offering was fully-subscribed pursuant the stockholders’ basic subscription privileges and over-subscription privileges. Consequently, all shares of our common stock sold to (i) Red Oak Partners, LLC, (ii) Edward Smith, (iii) Clarke H. Bailey, or (iv) J. Randall Waterfield were sold through each of their commitments to exercise their basic subscription privileges in full and to exercise their over-subscription privileges rather than any backstop commitments. No shares of our common stock were sold to (i) Mitch Otolski, Trustee of the MRS Trust, (ii) Hoak & Co., (iii) Mabipa Overseas, S.A., (iv) John Ransom, or (v) BPZG Ventures LLC, pursuant to their non-stockholder backstop commitment, which were disclosed in the Initial Rights Offering 8-K, because the Rights Offering was oversubscribed and no shares were left to be sold. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of SMTC Corporation dated August 28, 2018

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: August 29, 2018	By:	/s/ Edward Smith
	Name:	Edward Smith
	Title:	President and Chief Executive Officer